                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  -------------


                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):   March 31, 2000
                                                  -----------------------------


                         Waddell & Reed Financial, Inc.
-------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


         DELAWARE                   001-13913                   51-0261715
-------------------------------------------------------------------------------
(State or Other Jurisdiction       (Commission                 (IRS Employer
    of Incorporation)              File Number)             Identification No.)


6300 Lamar Avenue, Overland Park, KS                                   66202
-------------------------------------------------------------------------------
(Address of Principal Executive Offices)                             (Zip Code)


Registrant's telephone number, including area code    (913) 236-2000
                                                    ---------------------------


                                      N/A
-------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         On March 31, 2000, Legend Group Holdings, LLC, a wholly-owned subsidiary of Waddell & Reed Financial, Inc. (the "Company"), acquired all of the issued and outstanding shares of common stock of each of Freemark Investment Management, Inc., Legend Financial Corporation, Advisory Services Corporation, Performance Management Group, Inc., Service Management Advisory Corporation and The Legend Group, Inc. (collectively, "The Legend Group") for an aggregate purchase price of $57,979,749.99, and a contingent obligation to pay not more than $14,000,000 over a three-year period. In satisfaction of certain conditions contained in the Purchase Agreement, an additional amount of $2,801,772.00 was paid on May 25, 2000. The Legend Group is a mutual fund distribution and retirement planning business based in Palm Beach Gardens, Florida. The shares were purchased in a private transaction from Philip C. Restino, Mark J. Spinello, Glenn T. Ferris, David L. Phillips and certain trusts for the benefit of certain members of Mr. Restino's family (collectively, the "Sellers"). Prior to the acquisition, there were no material relationships between the Sellers and the Company or any of its affiliates or any of its directors or officers or any associate of any of them. The purchase price was determined through arm's length negotiations. The Purchase Agreement is incorporated herein by reference from the Company's Current Report on Form 8-K for an event dated March 31, 2000. A copy of the Company's press release is incorporated herein by reference from the Company's Current Report on Form 8-K for an event dated February 28, 2000. The foregoing description of the acquisition is qualified in its entirety by reference to such Exhibits.

         The funds used to consummate the acquisition were provided to Legend Group Holdings, LLC in the form of a capital contribution made by the Company. The Company obtained $47,000,000 for such capital contribution from its existing Credit Agreement dated as of October 14, 1999 by and among the Company, the Lender's party thereto and The Chase Manhattan Bank. The remaining funds came from the Company's cash and cash equivalents.

         The Company currently intends to operate The Legend Group as an affiliated group of subsidiaries.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
              INFORMATION AND EXHIBITS

(a)  Financial Statements of Business Acquired.

     The financial statements of The Legend Group for the periods specified in Rule 3-05(b) of Regulation S-X which were to be filed by amendment to the Registrant's Current Report on Form 8-K dated March 31, 2000, are filed herewith.

     (i)    Audited Combined Balance Sheet as of December 31, 1999.

     (ii) Audited Combined Statement of Operations For the Year Ended December 31, 1999.

     (iii) Audited Combined Statement of Owners' Equity For the Year Ended December 31, 1999.

     (iv) Audited Combined Statement of Cash Flows For the Year Ended December 31, 1999.

     (v)    Notes to Combined Financial Statements.

(b)  Pro Forma Financial Information.

     The Pro Forma financial statements of the Registrant required pursuant to
     Article 11 of Regulation S-X which were to be filed by amendment to the Registrant's Current Report on Form 8-K dated March 31, 2000, are filed herewith.

     (i)    Notes to Unaudited Pro Forma Consolidated Financial Statements.

     (ii) Unaudited Pro Forma Consolidated Statements of Operations For the Three Months Ended March 31, 2000.

     (iii) Notes to Unaudited Pro Forma Consolidated Statements of Operations For the Three Months Quarter Ended March 31, 2000.

     (vi) Unaudited Pro Forma Consolidated Statements of Operations For the Year Ended December 31, 1999.

     (vii) Notes to Unaudited Pro Forma Consolidated Statements of Operations For the Year Ended December 31, 1999.

(c)  Exhibits.

     The following exhibits, from which schedules have been omitted and will be furnished to the Commission upon its request, are filed with this Report on Form 8-K/A. Exhibits incorporated by reference to a prior filing (on Form 8-K) are designated by an asterisk (*); all other exhibits not so designated are documents required to be filed as exhibits to this Form 8-K/A.

Exhibit No.   Exhibit
-----------   -------

   2.1* Purchase Agreement, dated as of February 28, 2000, by and among Waddell & Reed Financial, Inc., Freemark Investment Management, Inc., Legend Financial Corporation, Advisory Services Corporation, Performance Management Group, Inc., The Legend Group, Inc., Philip
              C. Restino, Restino Family Trust, 01/02/94 Trust FBO Robert R. Restino, 1/02/94 Trust FBO John J. Restino, Mark J. Spinello, Glenn T. Ferris and David L. Phillips.

  23.1        Consent of KPMG LLP


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      WADDELL & REED FINANCIAL, INC.



Date:  June 12, 2000                  By: /s/ John E. Sundeen, Jr.
      -----------------                  ---------------------------
                                          Name: John E. Sundeen, Jr.
                                          Title: Senior Vice President, Chief
                                                 Financial Officer and Treasurer


                          INDEX TO FINANCIAL STATEMENTS



AUDITED FINANCIAL STATEMENTS OF BUSINESS ACQUIRED                                   PAGE
Report of Independent Auditors                                                       5
Audited Combined Balance Sheet as of December 31, 1999.                              6
Audited Combined Statement of Operations For the Year Ended December 31, 1999.       7
Audited Combined Statement of Owners' Equity For the Year Ended December 31, 1999.   8
Audited Combined Statement of Cash Flows For the Year Ended December 31, 1999        9
Notes to Combined Financial Statements                                              10


UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS:                              PAGE
Notes to Unaudited Pro Forma Consolidated Financial Statements.                      16
Unaudited Pro Forma Consolidated Statements of Operations For the Quarter Ended
March 31, 2000.                                                                      17
Notes to Unaudited Pro Forma Consolidated Statements of Operations For the Quarter
Ended March 31, 2000.                                                                18
Unaudited Pro Forma Consolidated Statements of Operations For the Year Ended
December 31, 1999.                                                                   19
Notes to Unaudited Pro Forma Consolidated Statements of Operations For the Year
Ended December 31, 1999.                                                             20


                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
The Legend Group of Companies:

We have audited the accompanying combined balance sheet of the Legend Group of Companies, as of December 31, 1999 and the related combined statements of operations, owners' equity, and cash flows for the year then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Legend Group of Companies as of December 31, 1999 and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                    KPMG LLP

March 27, 2000

                          THE LEGEND GROUP OF COMPANIES

                             Combined Balance Sheet

                                December 31, 1999



                                  ASSETS
Assets:
    Cash and cash equivalents (note 1)                                           $  934,587
    Investment securities, trading (note 2)                                         406,639
    Accounts receivable                                                           6,478,197
    Taxes receivable                                                                 51,064
    Prepaid expenses and other current assets                                       290,853
                                                                                 ----------

             Total current assets                                                 8,161,340

    Furniture, fixtures, and equipment, net (note 3)                                660,792
    Deferred income taxes (note 8)                                                   42,512
    Other assets                                                                    138,920
                                                                                 ----------

             Total assets                                                        $9,003,564
                                                                                 ==========

                       LIABILITIES AND OWNERS' EQUITY

Liabilities:
    Current liabilities:
      Current maturities of long-term debt (note 4)                              $  237,285
      Current lease obligations (note 5)                                            111,361
      Commissions payable                                                         3,607,501
      Accounts payable                                                               52,652
      Management fees payable (note 7)                                            3,358,874
      Deferred income taxes (note 8)                                                 16,800
      Accrued expenses and other current liabilities                                353,589
                                                                                 ----------

             Total current liabilities                                            7,738,062


    Long-term debt, less current maturities (note 4)                                 31,083
    Long-term lease obligations, less current maturities (note 5)                   131,048
                                                                                 ----------

             Total liabilities                                                    7,900,193
                                                                                 ----------

Owners' equity:
    Common stock and additional paid-in capital                                     427,530
    Retained earnings                                                               675,841
                                                                                 ----------

             Total owners' equity                                                 1,103,371

Contingencies (note 10)
                                                                                 ----------

             Total liabilities and owners' equity                                $9,003,564
                                                                                 ==========


See accompanying notes to combined financial statements.

                          THE LEGEND GROUP OF COMPANIES

                        Combined Statement of Operations

                          Year ended December 31, 1999



Revenue:
    Distribution fees                                                      $ 20,971,476
    Advisory fees                                                            11,406,327
    Custodial fees                                                            5,488,016
    Investment and other                                                      1,357,737
                                                                           ------------

             Total revenue                                                   39,223,556
                                                                           ------------

Expenses:
    Commission expense                                                       24,733,653
    Selling expense                                                           1,082,974
    General and administrative                                                5,469,148
    Management fees (note 7)                                                  7,768,644
    Depreciation                                                                247,193
                                                                           ------------

             Total expenses                                                  39,301,612
                                                                           ------------

             Loss before affiliated items and provision for income taxes        (78,056)

Affiliated items:
    Interest income                                                             112,123
    Interest expense                                                            (27,075)
                                                                           ------------

             Income before provision for income taxes                             6,992

Provision for income taxes (note 8)                                              16,647
                                                                           ------------

             Net loss                                                      $     (9,655)
                                                                           ============


See accompanying notes to combined financial statements.

                          THE LEGEND GROUP OF COMPANIES

                      Combined Statement of Owners' Equity

                          Year ended December 31, 1999



                                         COMMON
                                        STOCK AND
                                        ADDITIONAL                     TOTAL
                                         PAID-IN        RETAINED      OWNERS'
                                         CAPITAL        EARNINGS      EQUITY
                                       -----------    -----------   ---------
Balance at December 31, 1998           $   427,530    1,002,903     1,430,433

Net loss                                         -       (9,655)       (9,655)

Capital distributions                            -     (317,407)     (317,407)
                                       -----------   ----------    ----------

Balance at December 31, 1999           $   427,530      675,841     1,103,371
                                       ===========   ==========    ==========


See accompanying notes to combined financial statements.

                          THE LEGEND GROUP OF COMPANIES

                        Combined Statement of Cash Flows

                          Year ended December 31, 1999



Cash flows from operating activities:
    Net loss                                                    $    (9,655)
    Adjustments to reconcile net loss to net cash provided by
      operating activities:
        Depreciation                                                247,193
        Changes in assets and liabilities:
           Accounts receivable                                   (1,686,524)
           Investment securities                                    (77,773)
           Prepaid expenses and other assets                         70,962
           Taxes receivable                                         (95,396)
           Accounts payable                                         (17,871)
           Management fees payable                                1,147,984
           Commissions payable                                      870,556
           Accrued expenses                                        (141,272)
                                                                -----------

             Net cash provided by operating activities              308,204
                                                                -----------

Cash flows from investing activities - capital expenditures        (104,052)
                                                                -----------

Cash flows from financing activities:
    Proceeds from short-term obligations                            200,000
    Payments on long-term debt and capital lease obligations       (125,151)
    Capital distributions                                          (317,407)
                                                                -----------

             Net cash used in financing activities                 (242,558)
                                                                -----------

             Net decrease in cash and cash equivalents              (38,406)

Cash and cash equivalents at beginning of year                      972,993
                                                                -----------

Cash and cash equivalents at end of year                        $   934,587
                                                                ===========

Supplemental disclosures of cash flow information:
    Cash paid during the year for:
      Interest                                                  $    26,696
      Income taxes                                                  147,525
                                                                ===========


See accompanying notes to combined financial statements.

                          THE LEGEND GROUP OF COMPANIES

                     Notes to Combined Financial Statements

                                December 31, 1999

(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     DESCRIPTION OF BUSINESS

     The operating entities of the Legend Group of Companies (the Company) consist of Legend Equities Corporation, a broker dealer registered with the Securities and Exchange Commission (SEC) and a member of the National Association of Securities Dealers, Inc. (NASD), Legend Advisory Corporation, and Freemark Investment Management, Inc., both investment advisors registered with the SEC, Legend National Corporation, and LEC Insurance Agency, Inc., both licensed insurance agencies, Advisory Services Corporation, a pension service provider, and Legend Services Corporation, which provides marketing, office space and equipment, custom software development and accounting services for other Legend Group Companies. Service Management Advisory Corporation, Performance Management Group, Inc., The Legend Group, Inc., and Legend Financial Corporation are holding companies for the other operating entities.

     The Company's products including distribution, portfolio management, and custodial services are primarily geared toward 403(b) retirement planning. A 403(b) plan is similar to 401(k) plans offered by many for-profit employers. Therefore, a majority of the Company's clients include educators and other employees of not-for-profit organizations. The Company's major sources of revenues consist of distribution fees earned on new sales of mutual fund products and trailing commissions on existing eligible assets. Other sources of revenue include fees earned for advisory and custodial services provided and commissions earned on the sale of insurance products, marketing support, and networking fees. The Company's clients are located throughout the United States.

     PRINCIPLES OF COMBINATION

     The accompanying combined financial statements reflect the combined financial position, results of operations, and cash flows of each of the Company's entities. The following entities are affiliated through common ownership and management:

                     Advisory Services Corporation
                     Legend Equities Corporation
                     Legend Advisory Corporation
                     Freemark Investment Management, Inc.
                     Legend Services Corporation
                     Service Management Advisory Corporation
                     Legend Financial Corporation
                     Performance Management Group, Inc.
                     Legend National Corporation
                     LEC Insurance Agency, Inc.
                     The Legend Group, Inc.


     All intercompany accounts and transactions, consisting principally of intercompany sales and services have been eliminated in the combined financial statements.

     CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include cash on hand and short-term investments. The Company considers all highly liquid debt instruments with original maturities of ninety days or less to be cash equivalents.

                          THE LEGEND GROUP OF COMPANIES

                     Notes to Combined Financial Statements

                                December 31, 1999

     Investment Securities

     Investment securities consisting of mutual fund shares held for trading purposes, and are recorded at fair market value. Changes in fair value are reflected in earnings.

     REVENUE RECOGNITION

     Distribution revenue and expenses (and related receivables and payables) resulting from securities transactions are recorded on the date on which the order to buy or sell securities is executed. Advisory and custodial revenue and expenses (and related receivables and payables) are recorded quarterly based on assets under management.

     FURNITURE, FIXTURES, AND EQUIPMENT

     Furniture, fixtures, and equipment are carried at cost. Depreciation of these assets is calculated using the straight-line method over their estimated useful lives of five years. All maintenance and repairs that do not improve or extend the life of respective assets are charged to expense as incurred.

     INCOME TAXES

     Federal and state income taxes are accounted for using the asset and liability method. Income taxes are accounted for on a current and deferred basis using tax rates based upon a combined corporate tax rate bracket for all controlled entities.

     DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

     Given the nature of the Company's assets and liabilities, the Company believes the carrying amounts of financial instruments in the financial statements approximate fair value.

     USE OF ESTIMATES

     Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent liabilities to prepare these combined financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

(2)      INVESTMENTS

     As of December 31, 1999, the fair value of the Company's mutual fund holdings as quoted by mutual fund companies was $406,639. These holdings included net unrealized gains of approximately $84,000 at December 31, 1999. Realized gains of $19,157 were recorded during 1999.

                          THE LEGEND GROUP OF COMPANIES

                     Notes to Combined Financial Statements

                                December 31, 1999


(3)      FURNITURE, FIXTURES, AND EQUIPMENT

     A summary of furniture, fixtures, and equipment at December 31, 1999 is as follows:


                     Equipment                            $   1,870,662
                     Furniture and fixtures                      79,106
                                                          -------------

                                                              1,949,768

                     Less accumulated depreciation            1,288,976
                                                          -------------

                                                          $     660,792
                                                          =============


(4)      LONG-TERM DEBT

     A summary of long-term debt at December 31, 1999 was as follows:


            Unsecured line of credit with interest at prime
              plus 0.5% (9.0% at December 31, 1999), maturing
              June 2000                                            $   200,000
            Other notes payable                                         68,368
                                                                    -----------
                                                                       268,368

            Less current maturities                                    237,285
                                                                    -----------
             Long-term debt, excluding current maturities         $     31,083
                                                                    ===========


     Schedules payments on the line of credit and long-term debt are as follows:


                     2000             $   237,285
                     2001                  23,185
                     2002                   7,898
                                      -----------

                                      $   268,368
                                      ===========


(5)      CAPITAL AND OPERATING LEASES

     Capital lease obligations related to certain computer equipment have remaining lease terms ranging from one to three years at December 31, 1999. The Company currently has operating leases for two sales offices and has entered into an operating lease for the Company's new headquarters building currently under construction. Rental expenses under operating leases amounted to $257,034 for the year ended December 31, 1999.

                          THE LEGEND GROUP OF COMPANIES

                     Notes to Combined Financial Statements

                                December 31, 1999

     Minimum annual rentals for the five years subsequent to 1999 and in the aggregate are:


                                                         CAPITAL        OPERATING
                                                         LEASES           LEASES
                                                       -----------    -------------

       2000                                            $    139,466         206,755
       2001                                                 130,976         326,600
       2002                                                  32,744         368,235
       2003                                                       -         385,998
       2004                                                       -         410,166
       Thereafter                                                 -       2,403,008
                                                         -----------  -------------

                                                            303,186   $   4,100,762
                                                                      =============

       Less amount representing interest                     60,777
                                                        -----------

             Present value of net minimum lease
               payments under capital leases           $    242,409
                                                       ============


(6)      OWNERS' EQUITY

     The capital structure of entities included in the combined balance sheet at December 31, 1999 is as follows:


                                                               COMMON STOCK
                                                ----------------------------------------------
                                                                                     SHARES
                                                   PAR            SHARES           ISSUED AND
                                                  VALUE         AUTHORIZED        OUTSTANDING
                                                ----------   ----------------  ---------------
Advisory Services Corporation                 $         -           25,000                108
Freemark Investment Management, Inc.                    -           20,000                 10
Legend Financial Corporation                         0.01            3,000              3,000
Legend Services Corporation                             -            3,000              3,000
The Legend Group, Inc.                                  -            3,000                100
Legend Equities Corporation                             -            1,500                600
Performance Management Group, Inc.                      -            1,500                100
LEC Insurance Agency, Inc.                              -            1,500                100
Service Management Advisory Corporation                 -            1,500                 10
Legend National Corporation                             -              200                100
Legend Advisory Corporation                             -              200                 95

                          THE LEGEND GROUP OF COMPANIES

                     Notes to Combined Financial Statements

                                December 31, 1999


(7)      TRANSACTIONS WITH RELATED PARTIES

     Effective January 1, 1999, the Company entered into an annual service agreement with Legend Management Group, Inc., an affiliated entity, whereby Legend Management Group, Inc. agreed to provide legal services, management expertise as it relates to administrative services, and marketing and sales direction necessary in the conduct of the business of the Company. The Company agreed to pay Legend Management Group, Inc. for its services under this agreement at a monthly fee based on a percentage of their gross revenues. On the anniversary date of this agreement, the parties will agree to the amount of periodic fees to be charged by Legend Management Group, Inc. to the Company for the next year in connection with these services. During 1999, the Company paid Legend Management Group, Inc. $6,908,968 for the services under this agreement. At December 31, 1999, the Company was indebted to Legend Management Group, Inc. for $3,358,874 for services under this agreement.

(8)      INCOME TAXES

     The components of total income tax expense for the year ended December 31, 1999 were as follows:


            Current income tax expense (benefit):
                Federal                                     $   (7,065)
                State and local                                 23,712
                                                            ----------

                     Total current tax expense              $   16,647
                                                            ==========


     The tax effects of temporary differences that resulted in deferred tax assets and liabilities at December 31, 1999 are presented below. There were no valuation allowances provided.


            Deferred income tax assets (liabilities):
                Depreciation                                $     42,512
                Unrealized gains on investments                  (16,800)
                                                            ------------

                     Net deferred income tax assets         $     25,712
                                                            ============


(9)      SAVINGS AND INVESTMENT PLAN

     The Company has a flexible spending plan and 401(k) profit sharing plan and trust covering substantially all full-time employees which was established in 1992. The Company contribution to the plan in 1999 was $278,120.

                          THE LEGEND GROUP OF COMPANIES

                     Notes to Combined Financial Statements

                                December 31, 1999

(10)     CONTINGENCIES

     From time to time, the Company is a party to various claims arising in the ordinary course of business. In the opinion of management, after consultation with legal counsel, any adverse determination in one or more pending claims would not have a material adverse effect on the Company's financial position or results of operations.

 (11)    SUBSEQUENT EVENT

     On February 28, 2000, Waddell & Reed Financial, Inc. announced a definitive agreement to acquire all of the common stock of the Company. Under the terms of the agreement, Waddell & Reed Financial, Inc. will pay $61,000,000 in cash, and contingent cash payments over three years of up to $14,000,000. It is expected that this transaction will be consummated on March 31, 2000.

                 Waddell & Reed Financial, Inc. and Subsidiaries
           Notes to Unaudited Pro Forma Consolidated Financial Statements
                          Year ended December 31, 1999
                      and three months ended March 31, 2000

General

On March 31, 2000, Waddell & Reed Financial, Inc. ("the Company") acquired The Legend Group ("Legend"). The transaction was accounted for as a purchase.

The following unaudited pro forma consolidated statements of operations data presents the Company's results of operations for the year ended December 31, 1999 and for the three months ended March 31, 2000, adjusted for the acquisition of Legend and the related financing. The pro forma statements of operations data are presented as if such transaction had occurred at the beginning of the periods presented.

The Company's historical information as of and for the year ended December 31, 1999 was derived from audited consolidated financial statements. The Company's historical information for the three months ended March 31, 2000 was derived from our unaudited condensed consolidated financial statements. The financial information for The Legend Group of Companies was derived from their respective historical financial statements.

These pro forma financial statements and notes thereto are provided for informational purposes only and do not purport to be indicative of the actual financial position or results of operation had such transactions been completed on the dates indicated or of future results of operations. Furthermore, the pro forma adjustments reflected herein are based upon preliminary estimates and actual adjustments to record the purchase could be different.

                 WADDELL & REED FINANCIAL, INC. AND SUBSIDIARIES
            Unaudited Pro Forma Consolidated Statements of Operations
                    For the Quarter Ended March 31, 2000
                (Amounts in thousands, except for per share data)


                                                       W&R      Legend    Adjustments  Proforma
                                                     ------     ------    -----------  --------
Revenue:
    Investment management fees                        63,805         0                  63,805
    Underwriting and distribution fees:               45,481    10,197                  55,678
    Shareholder service fees                          11,294     1,693                  12,987
    Investment and other revenue                       4,162        40      (210)(a)     3,992
                                                     -----------------------------------------
Total revenue                                        124,742    11,930      (210)      136,462

Expenses:
    Underwriting and distribution                     41,396     7,954      (732)(b)    48,618
    Compensation and related costs                    14,001     1,050        76 (c)    15,127
    General and administrative                         6,612     1,677      (469)(d)     7,820
    Depreciation                                         631        61                     692
    Interest expense                                   2,499         5       784 (e)     3,288
    Amortization of goodwill                             929         0       595 (f)     1,524
                                                     -----------------------------------------
Total expenses                                        66,068    10,747       254        77,069

Income before provision for income taxes              58,674     1,183      (464)       59,393

Provision for income taxes                            22,548       454        50 (g)    23,052
                                                     -----------------------------------------
Net income                                            36,126       729      (514)       36,341
                                                     =========================================


Net income per share:*
                                             Basic      0.43                              0.43
                                           Diluted      0.41                              0.42

Weighted average shares outstanding:*
                                             Basic    84,713                            84,713
                                           Diluted    87,213                            87,213

* All share and per share data have been adjusted to reflect the 2000 three-for-two stock split.

See notes to pro forma financial statements

                 Waddell & Reed Financial, Inc. and Subsidiaries
       Notes to Unaudited Pro Forma Consolidated Statements of Operations
                      For the Quarter ended March 31, 2000

(a) To give effect to foregone interest income from invested cash, aggregating approximately $14,326,000, used to finance a portion of the purchase price based on the average rate of 5.88% for the Company during the three months ended March 31, 2000.

(b) Reduction of costs from the discontinuation of a service agreement for marketing and sales support services which will now be administered by the Company.

(c) To give effect to compensation costs remaining from the service agreement now administered by the Company.

(d) Reduction of costs from the discontinuation of a service agreement for legal and administrative services which will now be administered by the Company.

(e) To give effect to interest expense on borrowings, aggregating approximately $47,000,000, used to finance a portion of the purchase price based on the average borrowing rate of 6.67% for the Company during the three months ended March 31, 2000, with the assumption that such borrowing had occurred at the beginning of the period presented.

(f) To give effect to the estimated amortization of cost in excess of the fair value of net assets acquired (goodwill) recorded in purchase accounting based upon an aggregate purchase price of $61,327,000 and a useful life of twenty-five years.

(g) To reflect the income tax impacts of the pro forma adjustments described above.

                 WADDELL & REED FINANCIAL, INC. AND SUBSIDIARIES
            Unaudited Pro Forma Consolidated Statements of Operations
                      For the Year Ended December 31, 1999
                (Amounts in thousands, except for per share data)


                                                       W&R        Legend     Adjustments   Proforma
                                                      -------     ------     -----------   --------
Revenue:
    Investment management fees                        178,612          0                    178,612
    Underwriting and distribution fees:               126,318     33,717                    160,035
    Shareholder service fees                           41,525      5,507                     47,032
    Investment and other revenue                       10,202        112        (748)(a)      9,566
                                                      ---------------------------------------------
Total revenue                                         356,657     39,336        (748)       395,245

Expenses:
    Underwriting and distribution                     124,938     28,255      (4,645)(b)    148,548
    Compensation and related costs                     44,944      3,886         305 (c)     49,135
    General and administrative                         19,245      6,914      (3,124)(d)     23,035
    Depreciation                                        2,162        247           0          2,409
    Interest expense                                    6,546         27       2,693 (e)      9,266
    Amortization of goodwill                            3,224          0       2,380 (f)      5,604
    Loss on sale of real estate                         4,592          0                      4,592
    Write off of deferred acquisition costs            18,981          0                     18,981
                                                      ---------------------------------------------
Total expenses                                        224,632     39,329      (2,391)       261,570

Income before provision for income taxes              132,025          7       1,643        133,675

Provision for income taxes                             50,258         17       1,528 (g)     51,803
                                                      ---------------------------------------------
Net income                                             81,767        (10)        115         81,872
                                                      =============================================

Net income per share:*
                                             Basic       0.91                                  0.92
                                           Diluted       0.89                                  0.89

Weighted average shares outstanding:*
                                             Basic     89,456                                89,456
                                           Diluted     91,548                                91,548

* All share and per share data have been adjusted to reflect the 2000 three-for-two stock split.

See notes to pro forma financial statements

                 Waddell & Reed Financial, Inc. and Subsidiaries
       Notes to Unaudited Pro Forma Consolidated Statements of Operations
                       For the Year ended December 31, 1999

(a) To give effect to foregone interest income from invested cash, aggregating approximately $14,326,000, used to finance a portion of the purchase price based on the average rate of 5.22% for the Company during 1999.

(b) Reduction of costs from the discontinuation of a service agreement for marketing and sales support services which will now be administered by the Company.

(c) To give effect to compensation costs remaining from the service agreement now administered by the Company.

(d) Reduction of costs from the discontinuation of a service agreement for legal and administrative services which will now be administered by the Company.

(e) To give effect to interest expense on borrowings, aggregating approximately $47,000,000, used to finance a portion of the purchase price based on the average borrowing rate of 5.73% for the Company during 1999, with the assumption that such borrowing had occurred at the beginning of the period presented.

(f) To give effect to the estimated amortization of cost in excess of the fair value of net assets acquired (goodwill) recorded in purchase accounting based upon an aggregate purchase price of $61,327,000 and a useful life of twenty-five years.

(g) To reflect the income tax impacts of the pro forma adjustments described above.

                                INDEX TO EXHIBITS

Exhibit No.      Exhibit
-----------      -------

   2.1* Purchase Agreement, dated as of February 28, 2000, by and among Waddell & Reed Financial, Inc., Freemark Investment Management, Inc., Legend Financial Corporation, Advisory Services Corporation, Performance Management Group, Inc., The Legend Group, Inc., Philip C. Restino, Restino Family Trust, 01/02/94 Trust FBO Robert R. Restino, 1/02/94 Trust FBO John J. Restino, Mark J. Spinello, Glenn T. Ferris and David L. Phillips.

  23.1           Consent of KPMG LLP




--------
* Previously filed.